Exhibit (j)


                    CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the incorporation by reference of our report dated January 7, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 2-77207) of General Government Securities Money Market Fund, Inc.




                                          [ERNST & YOUNG LLP SIGNATURE LOGO]

New York, New York
January 28, 1999